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                                                                   EXHIBIT 99.02

                             CARDINAL HEALTH, INC.
                                     PROXY
                               5555 Glendon Court
                               Dublin, Ohio 43016

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints ROBERT D. WALTER and GEORGE H. BENNETT, JR., and each of them, the attorneys and proxies of the undersigned with full power of substitution to vote as indicated herein, all the common shares ("Cardinal Common Shares"), without par value, of Cardinal Health, Inc. ("Cardinal") held of record by the undersigned at the close of business on January 20, 1998, at the Special Meeting of Cardinal Shareholders to be held on February 20, 1998, or any postponements or adjournments thereof, with all the powers the undersigned would possess if then and there personally present.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE SHAREHOLDER. IF NO SPECIFICATIONS ARE MADE, THE PROXY WILL BE VOTED FOR EACH OF THE FOLLOWING PROPOSALS, AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

                  (Continued and to be signed on reverse side)

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               [ ]

PLEASE MARK
YOUR VOTES AS
INDICATED IN   [X]
THIS EXAMPLE

1. Proposal to approve, authorize and adopt the Agreement and Plan of Merger, dated as of August 23, 1997, by and among Cardinal, Bergen
   Brunswig Corporation and Bruin Merger Corp.

       For [ ]    Against [ ]   Abstain [ ]

2. Proposal to approve, authorize and adopt an amend-ment to the Articles of Incorporation of Cardinal, as amended and restated to date, to increase the number of authorized Cardinal Common Shares from 150,000,000 to 300,000,000.

       For [ ]    Against [ ]   Abstain [ ]

3. Proposal to approve, authorize and adopt an amend-ment to the Articles of Incorporation of Cardinal, as amended and restated to date, to change Cardinal's name from "Cardinal Health, Inc." to "Cardinal Bergen
   Health, Inc."

       For [ ]    Against [ ]   Abstain [ ]

4. Proposal to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve any of Proposals 1 or 2.

       For [ ]    Against [ ]   Abstain [ ]

5. In their discretion, to vote upon such other business as may properly come before the meeting.

Receipt of Notice of Special Meeting of Shareholders and the related Joint Proxy Statement/Prospectus is hereby acknowledged.


PLEASE SIGN AS YOUR NAME APPEARS HEREIN. IF SHARES ARE HELD JOINTLY, ALL
HOLDERS MUST SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON, INDICATING WHERE PROPER, OFFICIAL POSITION OR REPRESENTATIVE CAPACITY.

Dated                              , 1998
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      Signature(s) of Shareholder(s)

VOTES MUST BE INDICATED
(X) IN BLACK OR BLUE INK. [X]

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.